EXHIBIT 23.1

Consent of Independent Auditors

The Board of Directors

Worthington Armstrong Venture:

We consent to the incorporation by reference in the registration statements:

•	(Forms S-8 Nos. 033-57981 and 333-168421) pertaining to the Worthington Industries, Inc. Deferred Profit Sharing Plan;

•	(Forms S-3 Nos. 333-168418 and 333-48627) pertaining to the Worthington Industries, Inc. Dividend Reinvestment and Stock Purchase Plan;

•	(Forms S-8 Nos. 333-42849 and 333-191668) pertaining to the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan, as amended;

•	(Form S-8 No. 333-109619) pertaining to the Worthington Industries, Inc. Amended and Restated 2003 Stock Option Plan, as amended;

•	(Forms S-8 Nos. 333-137614 and 333-177237) pertaining to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors, as amended;

•	(Form S-8 No. 333-126183) pertaining to the Worthington Industries, Inc. Retirement Savings Plan for Collectively Bargained Employees;

•	(Form S-8 No. 333-169769) pertaining to the Worthington Industries, Inc. 2010 Stock Option Plan, as amended;

•	(Form S-8 No. 333-198203) pertaining to the Worthington Industries, Inc. Amended and Restated 2005 Deferred Compensation Plan for Directors, as amended;

•	(Form S-8 No. 333-198201) pertaining to the Worthington Industries, Inc. Non-Qualified Deferred Compensation Plan, as amended;

•	(Form S-8 No. 333-198200) pertaining to the Worthington Industries, Inc. Amended and Restated 2005 Non-Qualified Deferred Compensation Plan, as amended; and

•	(Form S-8 No. 333-198199) pertaining to the Worthington Industries, Inc. Deferred Compensation Plan for Directors, as amended.

of our report dated February 20, 2017, with respect to the consolidated balance sheets of Worthington Armstrong Venture and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of income and comprehensive income, partners’ deficit, and cash flows for each of the years in the three-year period ended December 31, 2016, which report appears in Exhibit No. 99.1 of this Current Report on Form 8-K of Worthington Industries, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania

July 19, 2017